UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

March 12, 2026

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GAP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01    Other Events.

On March 12, 2026, The Gap, Inc. (the "Company") adopted a new form of Restricted Stock Unit Award Agreement under its 2016 Long-Term Incentive Plan (the "Plan"), a new form of Deferred Restricted Stock Unit Award Agreement under the Plan, a new form of Performance Share Agreement under the Plan, a new form of Deferred Performance Share Agreement under the Plan, and a new form of Director Stock Unit Agreement under the Plan. Copies of these new forms of agreement are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	2026 Form of Restricted Stock Unit Award Agreement under the 2016 Long-Term Incentive Plan

10.2	2026 Form of Deferred Restricted Stock Unit Award Agreement under the 2016 Long-Term Incentive Plan

10.3	2026 Form of Performance Share Agreement under the 2016 Long-Term Incentive Plan

10.4	2026 Form of Deferred Performance Share Agreement under the 2016 Long-Term Incentive Plan

10.5	2026 Form of Director Stock Unit Agreement under the 2016 Long-Term Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: March 12, 2026	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President and Chief Legal and Compliance Officer